UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 4, 2025
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 4, 2025, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Ashley Cordova, Asaf Danziger, William Doyle, Jeryl Hilleman, David Hung, Kinyip Gabriel Leung, Martin Madden, Allyson Ocean, Timothy Scannell, Kristin Stafford and William Vernon as directors, effective immediately, with a term expiring at the annual meeting of shareholders in 2026. The election of these directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of these directors, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. These directors will be compensated consistent with the compensation programs for non-employee directors.

Item 5.02(d) Compensatory Arrangements of Certain Officers.
In connection with his appointment of the title "President, Novocure" on June 4, 2025 (the "Award Date"), Francis Leonard, formerly the Company's Executive Vice President, President Novocure Oncology, was awarded 179,426 Restricted Share Units pursuant to the Company's 2024 Omnibus Incentive Plan ("RSUs") which will vest and convert into the Company's Ordinary Shares in equal installments on the first and second anniversaries of the Grant Date, so long as Mr. Leonard remains an employee of the Company on such dates.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies and in-person shareholders representing 92,981,579 shares of the Company’s ordinary shares, or approximately 83.40% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 21, 2025.
1.   Election of Directors . The eleven nominees for election to the Company’s Board of Directors were elected as directors to hold office until the Company’s 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

	For	Against	Abstain	Broker non-votes
Ashley Cordova	82,362,437	340,654	228,785	10,049,703
Asaf Danziger	81,932,893	745,479	253,504	10,049,703
William Doyle	81,900,273	800,682	230,921	10,049,703
Jeryl Hilleman	82,196,663	494,915	240,298	10,049,703
David Hung	82,142,624	531,558	257,694	10,049,703
Kinyip Gabriel Leung	81,198,024	1,499,970	233,882	10,049,703
Martin Madden	82,199,569	497,393	234,914	10,049,703
Allyson Ocean	82,147,906	527,676	256,294	10,049,703
Timothy Scannell	82,199,320	495,578	236,978	10,049,703
Kristin Stafford	82,206,597	490,733	234,546	10,049,703
William Vernon	81,646,756	1,048,764	236,356	10,049,703

2.   Ratification of Independent Registered Public Accounting Firm.   The proposal to approve and ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young

Global, as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain
91,489,770	1,216,673	275,136

3.   Approval of a non-binding advisory vote to approve executive compensation. The proposal to approve executive compensation on a non-binding advisory basis was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
80,626,467	2,042,002	263,407	10,049,703
 4.   Approval of the Company's 2025 Employee Share Purchase Plan. The proposal to approve the Company's 2025 Employee Share Purchase Plan was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
82,005,031	684,858	241,987	10,049,703

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	NovoCure Limited 2025 Employee Share Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: June 6, 2025

By: /s/ Christoph Brackmann
Name: Christoph Brackmann
Title: Chief Financial Officer